SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

United Continental Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

Altimeter Capital Management, LP

Altimeter Partners Fund, L.P.

PAR Capital Management, Inc.

PAR Group, L.P.

PAR Investment Partners, L.P.

Brenda Yester Baty

Gordon Bethune

Brad Gerstner

Barnaby Harford

Rodney O’Neal

Tina Sharkey

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On April 5, 2016, Altimeter Capital Management, LP and its affiliates (“ACM”) issued a press release (the “Press Release”) announcing the launch of the campaign website www.UnitedCourseCorrection.com (the “Website”). A copy of the Press Release is filed herewith as Exhibit 1.

Copies of the materials posted to the Website are filed herewith as Exhibit 2. Other than the materials filed herewith, all materials posted to the Website that are required to be filed as soliciting material on Schedule 14A have been previously filed by ACM with the Securities and Exchange Commission on Schedule 14A.